Exhibit 6

POWER OF ATTORNEY

Each person whose signature appears below authorizes Ngan Yee LUNG as attorney-in-fact, to sign, pursuant to the requirements of the Securities Act of 1933, one or more registration statements on Form F-6, and any amendments thereto, regarding the registration of Depositary Shares evidenced by American Depositary Receipts representing Ordinary Shares of Hong Kong Aircraft Engineering Company Limited, on his or her behalf, individually and in each capacity stated below, and to file any such registration statement or amendment with the Securities and Exchange Commission.

Name	Title	Date

/s/ Kin Wing Augustus TANG
Kin Wing Augustus TANG	Director and Principal Executive Officer	December 1, 2010

/s/ Mark HAYMAN
Mark HAYMAN	Director	December 1, 2010

/s/ Christopher Dale PRATT
Christopher Dale PRATT	Chairman	December 1, 2010

/s/ Merlin Bingham SWIRE
Merlin Bingham SWIRE	Director	December 1, 2010

/s/ Christopher Patrick GIBBS
Christopher Patrick GIBBS	Director	December 1, 2010

Peter André JOHANSEN	Director

Robert Ernest ADAMS	Director

Kwok Kuen Lincoln LEONG	Director

Chi Leung David TONG	Director